Filed pursuant to Rule 433
Registration Statement Nos. 333-214120 and 333-214120-03

CitiFirst

Offerings Brochure for Third Party Investors
June 2017

2	CitiFirst Offerings Brochure | June 2017

Introduction to CitiFirst Investments	3

CitiFirst Protection Investments

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.5 Years)	4

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (5.0 Years)	6

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (7.0 Years)	8

Market-Linked Certificates of Deposit Linked to the Citi ETF Market Pilot 5 Excess Return Index	10

CitiFirst Performance Investments

Barrier Digital Plus Securities Based on the EURO STOXX 50® Index	12

Enhanced Buffered Digital Securities Based on the Russell 2000 ® Index	14

Enhanced Buffered Digital Securities Based on the EURO STOXX 50 ® Index	16

Buffer Securities Based on the FTSE™ 100 Index	18

Barrier Digital Plus Securities Based on the EURO STOXX 50® Index	20

Enhanced Buffered Digital Securities Based on the Dow Jones Industrial AverageTM	22

Callable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the EURO STOXX 50 ® Index and the Shares of the iShares® MSCI Emerging Markets ETF	24

Callable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the EURO STOXX 50 ® Index and the Shares of the iShares® MSCI Emerging Markets ETF	26

Annual Reset Coupon Securities Based on the Russell 2000® Index	28

General Overview of Investments	30

Important Information for the Monthly Offerings	31

Overview of Key Benefits and Risks of CitiFirst Investments	32

Additional Considerations	33

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | June 2017	3

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection	CitiFirst Performance	CitiFirst Opportunity

Full principal amount due at maturity	Payment due at maturity may be less than the principal amount	Payment due at maturity may be zero

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments	Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection	Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4	CitiFirst Offerings Brochure | June 2017

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.5 Years)

Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.
Index:	Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>)
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof
Pricing Date:	June 27, 2017
Deposit Date:	June 30, 2017
Valuation Date:	December 28, 2020, subject to postponement if such date is not an Index Business Day
Maturity Date:	December 31, 2020
Payment at Maturity:	For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any
Market-Linked Return:	• If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0
Initial Index Level:	, the Closing Level of the Index on the Pricing Date
Final Index Level:	The Closing Level of the Index on the Valuation Date
Index Return Percentage:	The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level
Participation Rate:	The Participation Rate will be determined on the Pricing Date and will be between 110.00% and 125.00%
Limited Early Withdrawal:	The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below
Placement Agent:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers
Placement Fee:	Up to 1.00% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines.
CUSIP:	17294XBF2
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	5

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately 3.5 years

∎	Full principal amount due at maturity	∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6	CitiFirst Offerings Brochure | June 2017

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (5.0 Years)

Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.
Index:	Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>)
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof
Pricing Date:	June 27, 2017
Deposit Date:	June 30, 2017
Valuation Date:	June 27, 2022, subject to postponement if such date is not an Index Business Day
Maturity Date:	June 30, 2022
Payment at Maturity:	For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any
Market-Linked Return:	• If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage • If the Index Return Percentage is less than or equal to zero: $0
Initial Index Level:	, the Closing Level of the Index on the Pricing Date
Final Index Level:	The Closing Level of the Index on the Valuation Date
Index Return Percentage:	The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level
Participation Rate:	The Participation Rate will be determined on the Pricing Date and will be between 115.00% and 130.00%
Limited Early Withdrawal:	The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below
Placement Agent:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers
Placement Fee:	Up to 5.00% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines.
CUSIP:	17294XBC9
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	7

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately five years

∎	Full principal amount due at maturity	∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8	CitiFirst Offerings Brochure | June 2017

Market-Linked Certificates of Deposit Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (7.0 Years)

Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.
Index:	Citi Dynamic Asset Selector 5 Excess Return Index (Bloomberg ticker: CIISDA5N <Index>)
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof
Pricing Date:	June 27, 2017
Deposit Date:	June 30, 2017
Valuation Dates:	The 27th day of each June, beginning June 27, 2018 and ending on June 27, 2024 (the “Final Valuation Date”), each subject to postponement if such date is not an Index Business Day
Maturity Date:	July 2, 2024
Payment at Maturity:	For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any
Contingent Interest Payment Dates:	For each year during the first six years of the Deposits, the annual Contingent Interest Payment Date is the fifth Business Day after the related Valuation Date. Contingent interest (if payable) will be paid to the persons in whose names the Deposits are registered at the close of business on the Business Day immediately preceding the relevant Contingent Interest Payment Date.
Contingent Interest Payments:	On each annual Contingent Interest Payment Date during the first six years of the Deposits, the Deposits will pay a contingent interest payment equal to 2.00% to 2.50% (to be determined on the Pricing Date) of the Deposit Amount if, and only if, the Closing Level of the Index on the related Valuation Date is greater than the Initial Index Level. If the Closing Level of the Index is less than or equal to the Initial Index Level on any of the first six Valuation Dates, no contingent interest payment will be paid on the related Contingent Interest Payment Date.
Market-Linked Return:	• If the Index Return Percentage is greater than zero:

$1,000 x Index Return Percentage

• If the Index Return Percentage is less than or equal to zero:

$0
Initial Index Level:	, the Closing Level of the Index on the Pricing Date
Final Index Level:	The Closing Level of the Index on the Final Valuation Date
Index Return Percentage:	The percentage change in the Closing Level of the Index from the Pricing Date to the Final Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level
Limited Early Withdrawal:	The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below
Placement Agent:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers
Placement Fee:	Up to 5.00% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines.
CUSIP:	17294XBE5
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	9

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A long-term equity index-linked investment	∎	A holding period of approximately seven years

∎	Full principal amount due at maturity	∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10	CitiFirst Offerings Brochure | June 2017

Market-Linked Certificates of Deposit Linked to the Citi ETF Market Pilot 5 Excess Return Index

Indicative Terms*

Issuer:	Citibank, N.A., a wholly owned subsidiary of Citigroup Inc.
Index:	Citi ETF Market Pilot 5 Excess Return Index (Bloomberg ticker: CIISMP5N <Index>)
Deposit Amount:	$1,000 minimum deposit and integral multiples of $1,000 in excess thereof
Pricing Date:	June 27, 2017
Deposit Date:	June 30, 2017
Valuation Date:	June 27, 2024, subject to postponement if such date is not an Index Scheduled Trading Day
Maturity Date:	July 2, 2024
Payment at Maturity:	For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any
Market-Linked Return:	• If the Index Return Percentage is greater than zero:

$1,000 x Participation Rate x Index Return Percentage

• If the Index Return Percentage is less than or equal to zero:

$0
Initial Index Level:	, the Closing Level of the Index on the Pricing Date
Final Index Level:	The Closing Level of the Index on the Valuation Date
Index Return Percentage:	The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level
Participation Rate:	The Participation Rate will be determined on the Pricing Date and will be between 200.00% and 225.00%
Limited Early Withdrawal:	The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below
Placement Agent:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers
Placement Fee:	Up to 5.00% of the Deposit Amount. In addition to the placement fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Deposits declines.
CUSIP:	17294XBD7
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	11

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A long-term equity index-linked investment	∎	A holding period of approximately seven years

∎	Full principal amount due at maturity	∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12	CitiFirst Offerings Brochure | June 2017

Barrier Digital Plus Securities Based on the EURO STOXX 50® Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The EURO STOXX 50® Index (ticker symbol: “SX5E”)
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 23, 2017)
Issue date:	June , 2017 (five business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement.
Valuation date:	June , 2021 (expected to be June 23, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	June , 2021 (expected to be June 30, 2021)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than or equal to the initial index level:

$1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the index percent increase

• If the final index level is less than the initial index level but greater than or equal to the barrier level:

$1,000

• If the final index level is less than the barrier level:

$1,000 x the index performance factor

If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $650.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$400.00 to $500.00 per security (40.00% to 50.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level.
Index performance factor:	The final index level divided by the initial index level
Index percent increase:	The final index level minus the initial index level, divided by the initial index level
Barrier level:	, 65.00% of the initial index level
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CK39

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	13

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately four years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14	CitiFirst Offerings Brochure | June 2017

Enhanced Buffered Digital Securities Based on the Russell 2000® Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The Russell 2000® Index (ticker symbol: “RTY”)
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 27, 2017)
Issue date:	June , 2017 (three business days after the pricing date)
Valuation date:	June , 2020 (expected to be June 29, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	July , 2020 (expected to be July 2, 2020)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount:

$1,000 + the fixed return amount

• If the final index level is less than the initial index level by an amount that is greater than the buffer amount:

($1,000 x the index performance factor) + $150.00

If the underlying index depreciates from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$140.00 to $170.00 per security (14.00% to 17.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount.
Index performance factor:	The final index level divided by the initial index level
Buffer amount:	15.00%
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CK54

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	15

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately three years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion, possibly all, of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16	CitiFirst Offerings Brochure | June 2017

Enhanced Buffered Digital Securities Based on the EURO STOXX 50® Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The EURO STOXX 50® Index (ticker symbol: “SX5E”)
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 27, 2017)
Issue date:	June , 2017 (three business days after the pricing date)
Valuation date:	June , 2020 (expected to be June 29, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	July , 2020 (expected to be July 2, 2020)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount:

$1,000 + the fixed return amount

• If the final index level is less than the initial index level by an amount that is greater than the buffer amount:

($1,000 x the index performance factor) + $150.00

If the underlying index depreciates from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$180.00 to $210.00 per security (18.00% to 21.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount.
Index performance factor:	The final index level divided by the initial index level
Buffer amount:	15.00%
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CKA3

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	17

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately three years

∎	Fixed return amount	∎	The possibility of losing a significant portion, possibly all, of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18	CitiFirst Offerings Brochure | June 2017

Buffer Securities Based on the FTSE™ 100 Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The FTSE™ 100 Index (ticker symbol: “UKX”)
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 27, 2017)
Issue date:	June , 2017 (three business days after the pricing date)
Valuation date:	August , 2018 (expected to be August 27, 2018), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	August , 2018 (expected to be August 30, 2018)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than the initial index level:

$1,000 + the leveraged return amount, subject to the maximum return at maturity

• If the final index level is equal to the initial index level or less than the initial index level by an amount less than or equal to the buffer amount:

$1,000

• If the final index level is less than the initial index level by an amount greater than the buffer amount:

($1,000 x the index performance factor) + $100.00

If the underlying index decreases from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Index performance factor:	The final index level divided by the initial index level
Index percent increase:	The final index level minus the initial index level, divided by the initial index level
Leveraged return amount:	$1,000 x the index percent increase x the leverage factor
Leverage factor:	125.00%
Maximum return at maturity:	$131.50 per security (13.15% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,131.50 per security.
Buffer amount:	10.00%
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CK96

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	19

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A short-term equity index-linked investment	∎	A holding period of approximately one year

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion, possibly all, of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20	CitiFirst Offerings Brochure | June 2017

Barrier Digital Plus Securities Based on the EURO STOXX 50® Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The EURO STOXX 50® Index (ticker symbol: “SX5E”)
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 23, 2017)
Issue date:	June , 2017 (five business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement.
Valuation date:	June , 2021 (expected to be June 23, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	June , 2021 (expected to be June 30, 2021)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than or equal to the initial index level:

$1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the index percent increase

• If the final index level is less than the initial index level but greater than or equal to the barrier level:

$1,000

• If the final index level is less than the barrier level:

$1,000 x the index performance factor

If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $650.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$300.00 to $400.00 per security (30.00% to 40.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level.
Index performance factor:	The final index level divided by the initial index level
Index percent increase:	The final index level minus the initial index level, divided by the initial index level
Barrier level:	, 65.00% of the initial index level
Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
CUSIP:	17324CK21

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	21

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately four years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion, possibly all, of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22	CitiFirst Offerings Brochure | June 2017

Enhanced Buffered Digital Securities Based on the Dow Jones Industrial AverageTM

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The Dow Jones Industrial AverageTM (ticker symbol: “INDU”)
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 27, 2017)
Issue date:	June , 2017 (three business days after the pricing date)
Valuation date:	June , 2021 (expected to be June 28, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	July , 2021 (expected to be July 1, 2021)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount:

$1,000 + the fixed return amount

• If the final index level is less than the initial index level by an amount that is greater than the buffer amount:

($1,000 X the index performance factor) + $150.00

If the underlying index depreciates from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$180.00 to $210.00 per security (18.00% to 21.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount.
Index performance factor:	The final index level divided by the initial index level
Buffer amount:	15.00%
Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
CUSIP:	17324CK62

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	23

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately four years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion, possibly all, of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24	CitiFirst Offerings Brochure | June 2017

Callable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying assets:	Underlying assets	Starting value*	Coupon barrier	Final barrier
			value**	value***

	EURO STOXX 50® Index	$	$	$

	Shares of the iShares® MSCI Emerging Markets ETF	$	$	$

	*	The closing level or closing price of the applicable underlying asset on the pricing date
	**	For each underlying asset, 70% of its starting value
	***	For each underlying asset, 70% of its starting value
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 23, 2017)
Issue date:	June , 2017 (five business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement.
Valuation dates:	Expected to be December 27, 2017, June 25, 2018, December 27, 2018, June 24, 2019, December 23, 2019 and June 23, 2020 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying asset
Maturity date:	Unless earlier redeemed by us, June , 2020 (expected to be June 30, 2020)
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each semi-annual contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 4.375% to 4.875% (approximately 8.75% to 9.75% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing value of the worst performing underlying asset on the related valuation date is greater than or equal to the applicable coupon barrier value. If the closing value of the worst performing underlying asset on any semi-annual valuation date is less than the applicable coupon barrier value, you will not receive any contingent coupon payment on the related contingent coupon payment date.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	25

Payment at maturity:	Unless earlier redeemed by us, you will be entitled to receive at maturity for each security you then hold:

• If the closing value of the worst performing underlying asset on the final valuation date is greater than or equal to the applicable final barrier value:

$1,000 plus the contingent coupon payment due at maturity

• If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value:

$1,000 x the underlying asset performance factor of the worst performing underlying asset on the final valuation date

If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value, you will receive less than 70% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.
Redemption:	We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date beginning January , 2018 (expected to be January 4, 2018) upon not less than five business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to $1,000 plus the related contingent coupon payment, if any.
Potential redemption dates:	The contingent coupon payment dates related to each valuation date, beginning in December 2017 and ending in December 2019
Closing value:	For each underlying asset on any valuation date, its closing level or closing price, as applicable, on that date
Underlying asset performance factor:	For each underlying asset on any valuation date, the closing value of that underlying asset on that valuation date divided by its starting value
Worst performing underlying asset:	For any valuation date, the underlying asset with the lowest underlying asset performance factor determined on that valuation date
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CJZ0

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity-linked investment	∎	A holding period of approximately three years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26	CitiFirst Offerings Brochure | June 2017

Callable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying assets:	Underlying assets	Starting value*	Coupon barrier	Final barrier
			value**	value***

	EURO STOXX 50® Index	$	$	$

	Shares of the iShares® MSCI Emerging Markets ETF	$	$	$

	*	The closing level or closing price of the applicable underlying asset on the pricing date
	**	For each underlying asset, 70% of its starting value
	***	For each underlying asset, 70% of its starting value
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 23, 2017)
Issue date:	June , 2017 (five business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement.
Valuation dates:	Expected to be December 27, 2017, June 25, 2018, December 27, 2018, June 24, 2019, December 23, 2019 and June 23, 2020 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying asset
Maturity date:	Unless earlier redeemed by us, June , 2020 (expected to be June 30, 2020)
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each semi-annual contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 3.575% to 4.075% (approximately 7.15% to 8.15% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing value of the worst performing underlying asset on the related valuation date is greater than or equal to the applicable coupon barrier value. If the closing value of the worst performing underlying asset on any semi-annual valuation date is less than the applicable coupon barrier value, you will not receive any contingent coupon payment on the related contingent coupon payment date.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	27

Payment at maturity:	Unless earlier redeemed by us, you will be entitled to receive at maturity for each security you then hold:

• If the closing value of the worst performing underlying asset on the final valuation date is greater than or equal to the applicable final barrier value:

$1,000 plus the contingent coupon payment due at maturity

• If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value:

$1,000 x the underlying asset performance factor of the worst performing underlying asset on the final valuation date

If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value, you will receive less than 70% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.
Redemption:	We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date beginning January , 2018 (expected to be January 4, 2018) upon not less than five business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to $1,000 plus the related contingent coupon payment, if any.
Potential redemption dates:	The contingent coupon payment dates related to each valuation date, beginning in December 2017 and ending in December 2019
Closing value:	For each underlying asset on any valuation date, its closing level or closing price, as applicable, on that date
Underlying asset performance factor:	For each underlying asset on any valuation date, the closing value of that underlying asset on that valuation date divided by its starting value
Worst performing underlying asset:	For any valuation date, the underlying asset with the lowest underlying asset performance factor determined on that valuation date
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CJY3

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A short-term equity-linked investment	∎	A holding period of approximately three years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

28	CitiFirst Offerings Brochure | June 2017

Annual Reset Coupon Securities Based on the Russell 2000® Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The Russell 2000® Index (ticker symbol: “RTY”)
Stated principal amount:	$1,000 per security
Pricing date:	June , 2017 (expected to be June 27, 2017)
Issue date:	June , 2017 (three business days after the pricing date)
Coupon payment dates:	Annually on the day of each June (expected to be the 30th day of each June), commencing June 2018, or if such day is not a business day, the immediately following business day, provided that, if the valuation date immediately preceding any coupon payment date is postponed, such coupon payment date will be postponed for the same number of business days and no additional interest will accrue as a result of such delayed payment. Notwithstanding the foregoing, the coupon payment date for the final valuation date will be the maturity date.
Valuation dates:	With respect to each coupon payment date, the fifth business day preceding such coupon payment date, and are expected to be June 25, 2018, June 24, 2019, June 23, 2020, June 23, 2021 and June 23, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur.
Annual observation period:	The period commencing on and including the pricing date and ending on and including the first valuation date, and each subsequent period from and including a valuation date to and including the next succeeding valuation date. We refer to the pricing date together with the valuation dates as the “observation dates.”
Maturity date:	June , 2022 (expected to be June 30, 2022)
Coupon:	On each annual coupon payment date, the securities will pay a coupon at an annual rate determined as follows:

• If the applicable annual index return percentage is zero or positive:

4.00% to 5.00% (to be determined on the pricing date)

• If the applicable annual index return percentage is negative: 3.00%

If the annual index return percentage for any coupon payment date is negative (meaning that the closing level of the underlying index is lower at the end of the most recent annual observation period than it was at the beginning of that annual observation period), you will only receive the lower of the two possible annual interest rates specified above.
Annual index return percentage:	For any annual coupon payment date, the annual index return percentage is the percentage change from the closing level of the underlying index on the observation date occurring at the beginning of the most recently ended annual observation period to the closing level of the underlying index on the observation date occurring at the end of that annual observation period, calculated as follows: (i) final annual index level minus initial annual index level, divided by (ii) initial annual index level.
Initial annual index level:	For purposes of calculating the annual index return percentage, the closing level of the underlying index on the observation date occurring at the beginning of the relevant annual observation period
Final annual index level:	For purposes of calculating the annual index return percentage, the closing level of the underlying index on the observation date occurring at the end of the relevant annual observation period

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | June 2017	29

Payment at maturity:	At maturity, for each security you then hold, you will receive the applicable annual coupon payment plus:

• If the final index level is greater than or equal to the buffer level:

$1,000

• If the final index level is less than the buffer level:

($1,000 x the index performance factor) + $150.00

If the final index level is less than the buffer level, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the final valuation date
Index performance factor:	The final index level divided by the initial index level
Buffer level:	,85.00% of the initial index level
Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
CUSIP:	17324CK47

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately five years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion, possibly all, of the principal amount invested

∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

30	CitiFirst Offerings Brochure | June 2017

General Overview of Investments

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Market-Linked Notes/Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
CoBas/PACERSSM	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero
LASERSSM	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

*All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

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Important Information for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Inc. / Citigroup Global Markets Holdings Inc.

Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01

Issuer’s CIK on the SEC Website: 0000831001 (Citigroup Inc.)

Issuer’s CIK on the SEC Website: 0000200245 (Citigroup Global Markets Holdings Inc.)

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

32	CitiFirst Offerings Brochure | June 2017

Overview of Key Benefits

and Risks of CitiFirst Investments

Benefits

∎	Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

∎	Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

∎	The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

∎	Potential for Loss

∎	The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

∎	The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

∎	Appreciation May Be Limited — Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

∎	Issuer Credit Risk — All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer.

∎	Secondary Market — There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

∎	Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment — Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/ her original investment upon any resale of the investment.

∎	Volatility of the Underlying Asset or Index — Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

∎	Potential for Lower Comparable Yield — The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

∎	Affiliate Research Reports and Commentary — Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

∎	The United States Federal Income Tax Consequences of Structured Investments are Uncertain — No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

∎	Fees and Conflicts — The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

CitiFirst Offerings Brochure | June 2017	33

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas: +1 (212) 723-3136

For more information, please go to www.citifirst.com

Standard & Poor’s,” “S&P 500®,” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Inc.

Dow Jones Industrial AverageTM is a service mark of Dow Jones & Company, Inc. (“Dow Jones”) and has been licensed for use by Citigroup Funding Inc. The Notes described herein are not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no warranties and bears no liability with respect to the Notes.

EURO STOXX 50® is a service mark of STOXX Limited and/or its licensors that has been sublicensed for use for certain purposes by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions— EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement.

Citi Personal Wealth Management is a business of Citigroup Inc., which offers investment products through Citigroup Inc., member SIPC. Citibank, N.A. is an affiliated company under control of Citigroup Inc.

©2017 Citigroup Inc. Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.